EXHIBIT 10.5

FIRST AMENDMENT

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This FIRST AMENDMENT TO membership interest Purchase AGREEMENT (this “Amendment”), dated as of February 19, 2025, is by and among LightPath Technologies, Inc., a Delaware corporation (“Buyer”), and Kenneth R. Greenslade, solely in his capacity as Sellers’ Representative (as hereinafter defined) (Buyer and Sellers’ Representative being, collectively, the “Parties” and, individually, a “Party”).

WHEREAS, the Parties, together with G5 Infrared, LLC, a New Hampshire limited liability company (the “Company”), and its members a party thereto (each a “Seller” and, collectively, the “Sellers”), entered into that certain Membership Interest Purchase Agreement, dated as of February 13, 2025 (the “Purchase Agreement”), pursuant to which, among other things, the Sellers sold all of the authorized, issued and outstanding membership interests of the Company to Buyer on the terms and subject to the conditions set forth therein, effective as of February 18, 2025. Capitalized terms that are used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, in accordance with Section 10.1 and Section 10.18(a)(v) of the Purchase Agreement, the Parties desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment. Sections 2.8(b) and (c) of the Purchase Agreement are hereby amended and restated in their entirety as follows:

“(b) Year One Earnout Payment. If (i) the Year One Actual EBITDA is greater than the Year One Minimum EBITDA, and (ii) the Year One Actual Revenue is greater than the Year One Minimum Revenue, the “Year One Earnout Payment” shall be Three Million Five Hundred Thousand Dollars ($3,500,000.00); provided, however, as long as the Year One Actual EBIDTA is greater than the Year One Minimum EBITDA, the Year One Earnout Payment shall be (A) Seven Million Dollars ($7,000,000.00) if the Year One Actual Revenue is greater than Twenty-Three Million Dollars ($23,000,000.00), (B) Ten Million Five Hundred Thousand Dollars ($10,500,000.00) if the Year One Actual Revenue is greater than Twenty-Five Million Dollars ($25,000,000.00), or (C) Fourteen Million Dollars ($14,000,000.00) if the Year One Actual Revenue is greater than Twenty-Seven Million Dollars ($27,000,000.00). The Year One Earnout Payment, if any, shall be paid within ninety (90) days after the first anniversary of the Earnout Commencement Date, as follows: (x) Buyer shall issue to Sellers’ Representative, on behalf of the Sellers, allocated among the Sellers in the proportions set forth on Schedule 2.2(a), an aggregate number of shares of LPTH Stock equal to (1) thirty percent (30%) of the Year One Earnout Payment, divided by (2) the applicable LPTH Stock Price, and (y) Buyer shall pay to Sellers’ Representative, on behalf of the Sellers, in cash via wire transfer of immediately available funds to an account designated by Sellers’ Representative, an amount equal to seventy percent (70%) of the Year One Earnout Payment, which aggregate amount shall thereafter be allocated among the Sellers in the proportions set forth on Schedule 2.2(a).

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(c) Year Two Earnout Payment. If (i) the Year Two Actual EBITDA is greater than the Year Two Minimum EBITDA, and (ii) the Year Two Actual Revenue is greater than the Year Two Minimum Revenue, the “Year Two Earnout Payment” shall be Four Million Five Hundred Thousand Dollars ($4,500,000.00); provided, however, as long as the Year Two Actual EBIDTA is greater than the Year Two Minimum EBITDA, the Year Two Earnout Payment shall be Nine Million Dollars ($9,000,000.00) if the Year Two Actual Revenue is greater than Thirty-Three Million Dollars ($33,000,000.00). The Year Two Earnout Payment, if any, shall be paid within ninety (90) days after the second anniversary of the Earnout Commencement Date, as follows: (x) Buyer shall issue to Sellers’ Representative, on behalf of the Sellers, allocated among the Sellers in the proportions set forth on Schedule 2.2(a), an aggregate number of shares of LPTH Stock equal to (1) thirty percent (30%) of the Year Two Earnout Payment, divided by (2) the applicable LPTH Stock Price, and (y) Buyer shall pay to Sellers’ Representative, on behalf of the Sellers, in cash via wire transfer of immediately available funds to an account designated by Sellers’ Representative, an amount equal to seventy percent (70%) of the Year Two Earnout Payment, which aggregate amount shall thereafter be allocated among the Sellers in the proportions set forth on Schedule 2.2(a).”

2. Construction. This Amendment amends and modifies the Purchase Agreement. In the event of any conflict between the Purchase Agreement and this Amendment, this Amendment shall control. All references herein to the Purchase Agreement and references in the Purchase Agreement to “this Agreement” shall mean the Purchase Agreement as amended and modified by this Amendment.

3. Effect of Amendment. Except as expressly amended and modified by this Amendment, the Purchase Agreement is hereby affirmed, confirmed, and ratified by the Parties and shall remain in full force and effect. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

4. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission or electronic transmission in portable document format (.pdf)), which when taken together shall constitute one and the same agreement

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.

BUYER: LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Shmuel Rubin
Name:	Shmuel Rubin
Title:	Chief Executive Officer

SELLERS’ REPRESENTATIVE:

/s/ Kenneth R. Greenslade
KENNETH R. GREENSLADE

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